EXHIBIT 99

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Peter Zachariou and David Lean, hereby jointly certify as Follows:

a.     They are the President and the Chief Financial Officer, Respectively, of Diva Entertainment, Inc. (the “Company”);

b.     To the best of their knowledge, the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

c.     To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.

By:	/s/ PETER ZACHARIOU

Peter Zachariou, President

Date: May 14, 2003

By:	/s/ DAVID LEAN

David Lean, Chief Financial Officer

Date: May 14, 2003